Exhibit 99.1

P R E S S    R E L E A S E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports 8.8% Increase in Sales for 2008 and Full Year Operating Profitability

Chicago, IL February 19, 2009 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and frequent dining programs to the restaurant industry, today reported its financial results for the year and fourth quarter ended December 31, 2008.

Rewards Network reported total sales of $244.9 million and net revenues of $74.2 million for 2008, an increase of 8.8% and 15.0%, respectively as compared to 2007. Rewards Network ended 2008 with 9,888 merchants, a 3.6% increase over the prior year. Operating expenses decreased in 2008 as compared to 2007, excluding the favorable impact of litigation expense adjustments. During 2008, the Company generated $32.4 million of cash from operations and also funded approximately $140 million of new dining credits. The net dining credits usage period declined to 7.5 months at the end of 2008, as compared to 9.8 months at the end of 2007 as the Company sought to increase cash flow and manage the risk profile of the dining credits portfolio. The Company ended 2008 free of debt, with $9.0 million of cash on hand and $25.0 million available under its revolving line of credit.

The following table presents financial highlights of the Company’s operations for the full year and fourth quarter ended December 31, 2008 and 2007 (in millions, except per share amounts and merchant count).

	YTD’08	YTD’07		4Q’08	4Q’07
Sales	$244.9	$225.1		$57.7	$58.2
Net revenues	$74.2	$64.5		$17.1	$16.9
Operating expenses	$67.1	$56.4	**	$17.0	$16.5	*
Net income	$4.8	$7.0	**	$0.3	$0.7	*
Diluted earnings per share	$0.18	$0.26	**	$0.01	$0.02	*

Total merchants				9,888	9,542
Dining Credits portfolio, net of reserves				$75.7	$94.9
Net Dining Credits Usage Period (Months)				7.5	9.8

*	Includes the favorable impact of a pre-tax credit of $1.6 million ($0.04 per diluted share) during the fourth quarter of 2007 that reversed a portion of the reserve related to the settlement of the Bistro Executive class action litigation.
**	Includes the favorable impact of a pre-tax credit of $13.2 million ($0.33 per diluted share) during 2007 that reversed a portion of the reserve related to the settlement of the Bistro Executive class action litigation.

February 19, 2009	Page 1

“During 2008, in anticipation of the economic challenges facing the restaurant industry and our own liquidity needs, we reduced operating expenses where appropriate and took actions to manage the risk profile of our dining credits portfolio,” said Ron Blake, CEO of Rewards Network. “We believe these actions served us well during a year marked by economic uncertainty. We increased the number of merchants in our programs by 3.6% during 2008, which contributed to an 8.8% increase in sales while lowering our overall dining credits exposure. Our focus on maximizing operating cash flow allowed us to retire our outstanding convertible debt and finish 2008 debt-free, with $9 million of cash on hand and $25 million of availability on our revolving line of credit.”

Full Year 2008 Results

Sales for 2008 were 8.8% higher as compared to 2007. Net revenues for 2008 were 15.0% higher than 2007. Net revenues were positively impacted by increased sales and a $7.2 million or 19.6% decrease in member benefits expense, partially offset by a $16.6 million or 14.7% increase in cost of sales and a $0.7 million or 6.6% increase in the provision for losses. The increase in cost of sales was due to the decline in usage period of the dining credits portfolio.

Excluding the litigation reserve adjustments, operating expenses for the year ended December 31, 2008 were $2.5 million lower than the prior year due to the Company’s efforts to migrate from higher cost print marketing to more effective internet marketing and reduce non-sales headcount and general operating expenses in light of the challenging economy.

Fourth Quarter 2008 Results

Sales for the fourth quarter of 2008 were 0.9% lower as compared to the fourth quarter of 2007 while total merchant count increased 3.6% between the two periods. Despite an increase in merchant count, sales were impacted by lower consumer spending in the fourth quarter of 2008 as compared to the fourth quarter of 2007.

Net revenues for the fourth quarter of 2008 were 1.2% higher than the fourth quarter of 2007. Net revenues were positively impacted by a $2.3 million or 25.8% decrease in member benefits expense, partially offset by a $1.3 million or 4.4% increase in cost of sales.

Excluding the litigation reserve adjustment in 2007, operating expenses for the fourth quarter of 2008 were $1.1 million lower than the prior year due to the Company’s continued migration from print to more cost-effective internet marketing and operating expense management.

“Although sales were down slightly in the fourth quarter of 2008, we largely offset the decline in consumer spending by increasing the number of merchants in our program,” said Chris Locke, CFO of Rewards Network.

Cash

During 2008, the Company generated $32.4 million of cash from operations and also funded approximately $140 million of new dining credits. The Company lowered the average amount of capital at risk by reducing the net dining credits usage period year over year from 9.8 months at the end of 2007 to 7.5 months at the end of 2008. The Company generated higher sales on a lower net dining credits portfolio.

Cash used in investing and financing activities for the year ended December 31, 2008 was $58.7 million. Included in the cash used in 2008 were the following expenditures:

•	$54.7 million to purchase the remaining $55.0 million (par) of our convertible subordinated debentures.

•	$4.2 million to purchase information technology tools and for the development of new websites.

“In 2008 we repurchased all of our outstanding convertible debentures and we ended the year with $9 million in cash on hand,” said Locke. “Our cash reserves where enhanced by our strong cash flows as a result of the reduction in our dining credits portfolio due to the shorter usage period, increased sales and the reduction in operating expenses we implemented throughout the year.”

February 19, 2009	Page 2

Conclusion

“Rewards Network’s unique position in the restaurant industry gives us a birds-eye perspective on developing trends and shifts in consumer dining preferences. We have well over 9,000 restaurants in our program and a sales force spread across the country that is talking with restaurant owners every day. This comprehensive view allowed us in late 2007 to anticipate a decline in consumer spending and a period of economic uncertainty in the restaurant industry. In response, we implemented more conservative dining credits purchasing policies, and aggressively managed our operating expenses,” concluded Blake. “These actions served us well as the economic environment became more challenging throughout 2008. Our results for 2008, including our strong cash flows, our debt-free position, our reduction in operating expenses, and the more conservative risk profile of our dining credits portfolio, reflect the positive impact of our disciplined approach. Although our expectation is that 2009 will be a very challenging year, we believe we are positioned competitively to take advantage of current market conditions in a prudent and disciplined way.”

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, February 19, 2009. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through March 21, 2009, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 23829139.

About Rewards Network

Rewards Network (NASDAQ:DINE - News), headquartered in Chicago, Illinois, operates the leading frequent dining programs in North America. Thousands of participating restaurants and other merchants benefit from the Company’s extensive email, internet and print marketing efforts; member ratings, feedback and reporting; and access to capital. In conjunction with leading airline frequent flyer programs and other affinity organizations, Rewards Network provides millions of members with incentives to dine at participating restaurants, including airline miles, college savings rewards, reward program points, and Cashback RewardsSM savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of lower consumer spending and overall economic conditions on the restaurant industry, (ii) our inability to attract and retain merchants, (iii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (iv) changes to payment card association rules and practices, (v) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (vi) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (vii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (viii) our inability to attract and retain active members, (ix) changes in our programs that affect the rate of rewards, (x) our inability to maintain an adequately-staffed sales force, (xi) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xii) our minimum purchase obligations and performance requirements, (xiii) network interruptions, processing

February 19, 2009	Page 3

interruptions or processing errors, (xiv) susceptibility to a changing regulatory environment, (xv) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xvi) the failure of our security measures, (xvii) the loss of key personnel, (xviii) increasing competition, and (xix) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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February 19, 2009	Page 4

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended December 31,				Year Ended December 31,
	2008	%	2007	%	2008	%	2007	%
							(Audited)
Sales	57,685	100.00%	$58,189	100.00%	244,913	100.00%	$225,107	100.00%

Cost of sales	30,689	53.20%	29,390	50.51%	129,430	52.85%	112,829	50.12%
Provision for losses	3,181	5.51%	2,876	4.94%	11,614	4.74%	10,896	4.84%
Member benefits	6,666	11.56%	8,980	15.43%	29,660	12.11%	36,869	16.38%

Net revenues	17,149	29.73%	16,943	29.12%	74,209	30.30%	64,513	28.66%

Membership fees and other income	294	0.51%	384	0.66%	1,271	0.52%	1,712	0.76%

Total operating revenues	17,443	30.24%	17,327	29.78%	75,480	30.82%	66,225	29.42%

Operating expenses:
Salaries and benefits	5,812	10.08%	5,054	8.69%	22,090	9.02%	20,393	9.06%
Sales commission and expenses	5,078	8.80%	5,016	8.62%	19,862	8.11%	20,557	9.13%
Professional fees	673	1.17%	901	1.55%	3,022	1.23%	2,618	1.16%
Member and merchant marketing	564	0.98%	1,494	2.57%	3,567	1.46%	6,919	3.07%
General and administrative	4,885	8.47%	5,657	9.72%	18,605	7.60%	19,121	8.49%
Litigation and related expenses	(43)	-0.07%	(1,611)	-2.77%	(43)	-0.02%	(13,242)	-5.88%

Total operating expenses	16,969	29.42%	16,511	28.37%	67,103	27.40%	56,366	25.04%

Operating income	474	0.82%	816	1.40%	8,377	3.42%	9,859	4.38%

Other (expenses) income, net	(93)	0.16%	(137)	0.24%	(802)	0.33%	360	-0.16%

Income before income tax provision	381	0.66%	679	1.17%	7,575	3.09%	10,219	4.54%

Income tax provision	131	0.23%	(3)	-0.01%	2,766	1.13%	3,254	1.45%

Net income	250	0.43%	682	1.17%	4,809	1.96%	6,965	3.09%

Earnings per share
Basic	$0.01		$0.03		$0.18		$0.26
Diluted	$0.01		$0.02		$0.18		$0.26
Weighted average number of common and common equivalent shares
Basic	27,226		27,052		27,175		26,990
Diluted	27,513		27,313		27,475		27,163

February 19, 2009	Page 5

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended December 31, 2008			Three months ended December 31, 2007
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,504	801	2,305	1,433	749	2,182
Average transaction amount	$44.33	$46.80	$45.19	$48.18	$47.17	$47.84

Qualified transaction amount	$66,673	$37,485	$104,158	$69,046	$35,330	$104,376
Sales yield	77.7%	15.7%	55.4%	75.5%	17.1%	55.8%
Sales	$51,795	$5,890	$57,685	$52,152	$6,037	$58,189

Cost of dining credits	$30,411	—	$30,411	$29,002	—	$29,002
Processing fees	$183	$95	$278	$243	$145	$388

Total cost of sales	$30,594	$95	$30,689	$29,245	$145	$29,390

Provision for losses	$3,181	—	$3,181	$2,876	—	$2,876

Member benefits	$4,317	$2,349	$6,666	$6,157	$2,823	$8,980

Net revenues	$13,703	$3,446	$17,149	$13,874	$3,069	$16,943

	Year ended December 31, 2008			Year ended December 31, 2007
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	6,419	3,178	9,597	5,704	2,900	8,604
Average transaction amount	$45.18	$46.32	$45.55	$47.66	$47.99	$47.77

Qualified transaction amount	$289,979	$147,192	$437,171	$271,879	$139,172	$411,051
Sales yield	76.3%	16.1%	56.0%	74.0%	17.2%	54.8%
Sales	$221,155	$23,758	$244,913	$201,133	$23,974	$225,107

Cost of dining credits	$128,271	—	$128,271	$111,617	—	$111,617
Processing fees	$750	$409	$1,159	$794	$418	$1,212

Total cost of sales	$129,021	$409	$129,430	$112,411	$418	$112,829

Provision for losses	$11,614	—	$11,614	$10,896	—	$10,896

Member benefits	$20,457	$9,203	$29,660	$24,695	$12,174	$36,869

Net revenues	$60,063	$14,146	$74,209	$53,131	$11,382	$64,513

February 19, 2009	Page 6

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:	Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

Selected Balance Sheet and Cash Flow Information	December 31, 2008	December 31, 2007
		(Audited)
Cash and cash equivalents	$9,008	$35,517
Dining credits	$95,727	$116,137
Allowance for doubtful dining credits accounts	$(20,064)	$(21,257)
Goodwill	$8,117	$8,117
Total assets	$123,816	$176,544

Accounts payable - dining credits	$5,081	$7,080
Litigation and related accruals (short and long-term)	$3,164	$6,110
Convertible subordinated debentures	$0	$55,000
Stockholders’ equity	$99,319	$92,842

	Year Ended December 31,
	2008	2007
		(Audited)
Net cash provided by (used in):
Operations	$32,406	$(27,611)
Investing	$(4,186)	$24,434
Financing	$(54,546)	$(13,874)

February 19, 2009	Page 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Q4 2007
Sales Statistic Trends:
Marketing Credits Program sales	$51,795	$56,402	$59,723	$53,235	$52,152
Marketing Services Program sales	5,890	6,040	6,000	5,828	6,037

Total sales	$57,685	$62,442	$65,723	$59,063	$58,189
Sequential Percentage Change
Marketing Credits Program sales	-8.2%	-5.6%	12.2%	2.1%	1.7%
Marketing Services Program sales	-2.5%	0.7%	3.0%	-3.5%	2.1%
Total sales	-7.6%	-5.0%	11.3%	1.5%	1.8%

Merchant Count Trends (period ended):
Marketing Credits Program merchants	6,293	6,449	6,646	6,644	6,488
Marketing Services Program merchants	3,595	3,306	3,123	2,942	3,054

Total merchants	9,888	9,755	9,769	9,586	9,542
Sequential Percentage Change
Marketing Credits Program merchants	-2.4%	-3.0%	0.0%	2.4%	4.8%
Marketing Services Program merchants	8.7%	5.9%	6.2%	-3.7%	0.3%
Total merchants	1.4%	-0.1%	1.9%	0.5%	3.3%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$66,673	$73,780	$78,039	$71,487	$69,046
Marketing Services Program	$37,485	37,574	36,702	35,431	35,330

Total qualified transaction amounts	$104,158	$111,354	$114,741	$106,918	$104,376
Sequential Percentage Change
Marketing Credits Program	-9.6%	-5.5%	9.2%	3.5%	1.9%
Marketing Services Program	-0.2%	2.4%	3.6%	0.3%	2.9%
Total qualified transaction amounts	-6.5%	-3.0%	7.3%	2.4%	2.2%

Sales Yield Trends:
Marketing Credits Program sales yield	77.7%	76.4%	76.5%	74.5%	75.5%
Marketing Services Program sales yield	15.7%	16.1%	16.3%	16.5%	17.1%
Total sales yield	55.4%	56.1%	57.3%	55.2%	55.8%

Member Activity Trends:
Member accounts active last 12 months	3,146	3,130	3,103	3,057	3,007
Number of qualified transactions during quarter	2,305	2,486	2,509	2,297	2,182

Cost of Dining Credits Trends:
Cost of dining credits	$30,411	$32,994	$34,528	$30,338	$29,002
Cost as % of Marketing Credits Program sales	58.7%	58.5%	57.8%	57.0%	55.6%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$95,727	$103,265	$107,815	$113,831	$116,137
Ending net dining credits portfolio	$75,663	$82,389	$87,547	$94,750	$94,880
Net write-offs - gross write-offs less recoveries	$3,563	$2,106	$2,681	$4,743	$1,631
Ending allowance for dining credits losses	$20,064	$20,876	$20,268	$19,081	$21,257
Allowance as % of gross dining credits	21.0%	20.2%	18.8%	16.8%	18.3%
Estimated months to consume gross dining credits *	9.4	9.4	9.4	11.3	12.0
Estimated months to consume net dining credits *	7.5	7.5	7.6	9.4	9.8

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

February 19, 2009	Page 8